Exhibit 99.1

Micron Updates Data Center Portfolio Strategy to Address Growing Opportunity for Memory and Storage Hierarchy Innovation

BOISE, Idaho, March 16, 2021 – Micron Technology, Inc. (Nasdaq: MU), today announced updates to the company’s portfolio strategy to further strengthen its focus on memory and storage innovations for the data center. Micron will increase investment in new memory products that leverage the Compute Express Link™ (CXL™), the recently introduced industry standard interface that enables flexible connection between compute, memory and storage. With immediate effect, Micron will cease development of 3D XPoint™ and shift resources to focus on accelerating market introduction of CXL-enabled memory products.

“Memory and storage are critical to the data economy, and the need for data center memory innovation has never been greater,” said Micron President and CEO Sanjay Mehrotra. “As a leader in memory and storage, Micron is committed to leading innovation to unleash the next generation of data centers. Today’s announcement reflects our focus to invest in high-value solutions for customers that also deliver strong shareholder returns.”

The broad proliferation of artificial intelligence and advances in data analytics are driving workload requirements that necessitate a change to compute architectures. The CXL interface opens up new paths for platform innovation and optimization in the data center. Micron sees immense promise in new classes of memory-centric solutions that utilize CXL to scale the capacity, performance and content required by applications to run on infrastructure with greater architectural freedom.

In addition, Micron has now determined that there is insufficient market validation to justify the ongoing high levels of investments required to successfully commercialize 3D XPoint at scale to address the evolving memory and storage needs of its customers. Micron’s portfolio changes do not impact the company’s overall technology investment levels as its focus on emerging memory solutions remains unchanged. Micron plans to apply the knowledge it has gained from the breakthroughs achieved through its 3D XPoint initiative, as well as related engineering expertise and resources, to new types of memory-centric products that target the memory-storage hierarchy.

In line with this new strategic focus, Micron is engaged in discussions for the sale of its Lehi, Utah, fab currently dedicated to 3D XPoint production. The company aims to reach a sale agreement within calendar year 2021.

These actions today may result in certain nonrecurring items in the company’s GAAP financial results but are expected to be accretive to Micron’s near-term and long-term non-GAAP financial performance.

Micron will host a conference call with investors today at 3:00 p.m. Mountain time at http://investors.micron.com. Webcast replays can be accessed from Micron’s Investor Relations website and will be available for approximately one year after the call.

About Micron Technology, Inc.
We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence and 5G applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2021 Micron Technology, Inc. All rights reserved. Information, products, and/or specifications are subject to change without notice. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements
This press release contains forward-looking statements regarding our industry, strategic position, expected investments, products, potential transactions and financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, specifically our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

Micron Media Relations Contact
Erica Pompen
Micron Technology, Inc.
+1 (408) 834-1873
epompen@micron.com

Micron Investor Relations Contact
Farhan Ahmad
Micron Technology, Inc.
+1 (408) 834-1927
farhanahmad@micron.com